Accountants and Business Advisors

August 2, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Eagle Hospitality Properties Trust, Inc.

File No. 001-32279

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Eagle Hospitality Properties Trust, Inc. dated July 25, 2005 and filed July 29, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

625 Eden Park Drive

Suite 900

Cincinnati, OH 45202-4181

T   513.762.5000

F   513.241.6125

W www.grantthornton.com

Grant Thornton LLP

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